UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 16, 2006
Date of Report (Date of earliest event reported)
Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
14860 Montfort Dr., Suite 250, Dallas, Texas 75254
(Address of principal executive offices)
(972) 458-1701
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 16, 2006, Claimsnet.com inc. (“Claimsnet”) borrowed an aggregate of $100,000 from National Financial Corporation, a related party, pursuant to the terms of an unsecured promissory note (the “Note”). The Note bears interest at the rate of 8% per annum and is payable on demand. Outstanding amounts under the Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty.
The proceeds from the Note will be used to finance Claimsnet’s working capital requirements.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of Claimsnet’s financial obligations pursuant to the Note.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1. Unsecured Promissory Note, dated November 16, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 17, 2006

CLAIMSNET.COM INC.
By: /s/ Don Crosbie
Name:	Don Crosbie
Title:	Chief Executive Officer